United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2004

MID-STATE BANCSHARES

(Name of Small Business Issuer in its Charter)

California	000-23925	77-0442667
(State or Other Jurisdiction of Incorporation or Organization)	(File Number)	(I.R.S. Employer Identification No.)

1026 Grand Ave. Arroyo Grande, CA		93420
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (805) 473-7700

Item 7.                                                         EXHIBITS

Exhibit No.	Description

99	Press Release of January 28, 2004

Item 12.                                                    DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 28, 2004, Mid-State Bancshares reported net income of $33.2 million for 2003, an 11.1% increase over 2002 earnings of $29.9 million.  Diluted earnings per share were $1.40 in 2003 compared to $1.20 in 2002.  For the fourth quarter 2003 and 2002, net income was $8.4 million and $8.7 million, respectively, resulting in the same diluted earnings per share figure of $0.35 for both periods based on fewer shares outstanding in 2003.

Please refer to the Press Release dated January 28, 2004, attached hereto and made a part hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2004	MID-STATE BANCSHARES

	By:	/S/ JAMES W. LOKEY
James W. Lokey
President Chief Executive Officer

	By:	/S/ JAMES G. STATHOS
James G. Stathos
Executive Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release announcing Mid-State Bancshares Operating Results for the Fourth Quarter 2003